UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

1ST CENTURY BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

PALISAIR CAPITAL PARTNERS, L.P. PALISAIR CAPITAL LLC ZACHARY JAMES COHEN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Palisair Capital Partners, L.P., a Delaware limited partnership (“Palisair Partners”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of one nominee to the Board of Directors of 1st Century Bancshares, Inc., a Delaware corporation (the “Company”), at the 2008 annual meeting of stockholders of the Company or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).  Palisair Partners has not yet filed a proxy statement with the SEC with regard to the Annual Meeting, but it intends to make a preliminary filing with the SEC of a proxy statement and an accompanying GREEN proxy card to be used to solicit votes for the election of its nominee at the Annual Meeting.

Item 1: On April 11, 2008, Palisair Partners issued the following announcement:

Palisair Partners Discloses Nomination of a Highly Qualified Director Candidate for Election to the 1st Century Bancshares, Inc. Board at the 2008 Annual Meeting

LOS ANGELES, CA  April 11, 2008  Palisair Capital Partners, L.P., a Delaware limited partnership (“Palisair Partners”) announced today that it has nominated Zachary James Cohen for election to the Board of Directors of 1st Century Bancshares, Inc. (the “Company”) at the Company’s 2008 Annual Meeting of Stockholders.  Palisair Partners beneficially owns 593,692 shares of common stock, $0.01 par value per share, of the Company, or approximately 6% of the outstanding shares of common stock of the Company.  Palisair Partners delivered written notice of its nomination to the Corporate Secretary of the Company on April 11, 2008, in accordance with the Company’s Bylaws.

Mr. Cohen has served as the Founder and Managing Member of Palisair Capital LLC, a Delaware limited liability company and the general partner of Palisair Partners, since February 2007.  Palisair Partners commenced operations in September 2007.  From September 2004 to December 2006, Mr. Cohen was a Managing Member of Coldwater Asset Management, LLC and was co-portfolio manager for Coldwater Partners, LP, a hedge fund based in Los Angeles from January 2005 to October 2006.  From March 2003 to August 2004, Mr. Cohen was an analyst at Witmer Asset Management, LLC (“Witmer”).  Witmer serves as investment adviser to Eagle Capital Partners, L.P., a value-oriented, hedge fund in New York City.  Mr. Cohen graduated from the Harvard-Westlake School in North Hollywood, California and received a Bachelor of Science Degree in Business Administration with Honors from the Haas School of Business at the University of California, Berkeley in 2002.

Palisair Partners intends to file a proxy statement with the Securities and Exchange Commission and solicit proxies in support of the election of its nominee.

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Certain Information Concerning the Participants

 PALISAIR PARTNERS ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Palisair Partners, Palisair Capital LLC, a Delaware limited liability company ("Palisair LLC"), and Zachary James Cohen.  Palisair Partners beneficially owns 593,692 shares of common stock of the Company.  Palisair LLC is the general partner of Palisair Partners.  Mr. Cohen is the managing member of Palisair LLC.  By virtue of these relationships, each of Palisair LLC and Mr. Cohen may be deemed to beneficially own the shares owned by Palisair Partners.